UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 31, 2007
AMERICAN SKIING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-13507	04-3373730

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
136 HEBER AVENUE, SUITE 303, PARK CITY, UTAH 84060
(Address of principal executive offices)
Registrant’s telephone number, including area code: (435) 615-0340
N/A
(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     As previously reported in the Form 8-K filing of American Skiing Company (the “Company”) dated July 16, 2007, the Company has entered into a definitive agreement (the “Purchase Agreement”) to sell The Canyons resort to Talisker Canyons Finance Co LLC (“Talisker Canyons”).
     On December 31, 2007, Talisker Canyons exercised its right to extend the deadline for closing on its acquisition of The Canyons under the Purchase Agreement to May 31, 2008. In conjunction with such extension, Talisker Canyons provided an additional deposit of $2.5 million. The total good faith deposit made by Talisker Canyons under the Purchase Agreement is now $12.5 million, which amount is non-refundable except in circumstances set forth in the Purchase Agreement.
     Certain statements contained in this Report constitute forward-looking statements under U.S. federal securities laws. These forward-looking statements reflect our current expectations concerning future results and events. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties. In addition to factors discussed above, other factors that could cause actual results, performances or achievements to differ materially from those projected include factors listed from time to time in our documents we have filed with the Securities and Exchange Commission. We caution the reader that this list is not exhaustive. We operate in a changing business environment and new risks arise from time to time. The forward-looking statements included in this Report are made only as of the date of this Report and we do not have or undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances other than as required by applicable federal securities laws.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 10, 2008	American Skiing Company
	By:	/s/ Foster A. Stewart, Jr.
		Name:	Foster A. Stewart, Jr.
		Title:	Senior Vice President and General Counsel

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